                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               New York                                 11-2418067
        (STATE OF INCORPORATION                      (I.R.S. EMPLOYER
           OR ORGANIZATION)                         IDENTIFICATION NO.)

         388 Greenwich Street
          New York, New York                              10013
         (ADDRESS OF PRINCIPAL
          EXECUTIVE OFFICES)                           (ZIP CODE)

      If this form relates to the               If this form relates to the
      registration of a class of                registration of a class of
      securities pursuant to Section            securities pursuant to Section
      12(b) of the Exchange Act and is          12(g) of the Exchange Act and is
      effective pursuant to General             effective pursuant to General
      Instruction A.(c), please check           Instruction A.(d), please check
      the following box. [x]                    the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-106272
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
      -------------------                       ------------------------------
Index LeAding StockmarkEt Return                  The American Stock Exchange
Securities (Index LASERS(SM))
Based Upon the Nikkei 225 Stock
Average Due 2008

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder (the "Index LASERS"), reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated June 30, 2003 (Registration No. 333-106272), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the Index LASERS" and "Description of the Index LASERS" on pages S-3 through S-6, S-7 through S-10 and S-11 through S-16, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated May 20, 2004, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Index LASERS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Index LASERS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 9, 2003.

            99 (B). Preliminary Prospectus Supplement describing the Index LeAding StockmarkeEt Return Securities (Index LASERS(SM)) Based Upon the Nikkei 225 Stock Average Due 2008, Subject to Completion, dated May 20, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated May 21, 2004.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

            Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.


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
                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Citigroup Global Markets Holdings Inc.
                                                    (REGISTRANT)

Date: July 14, 2004                     By:  /s/ Mark I. Kleinman
                                             -----------------------------------
                                             Name:  Mark I. Kleinman
                                             Title: Executive Vice President
                                                    and Treasurer


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
                                INDEX TO EXHIBITS

Exhibit No.                                  Exhibit
-----------                                  -------
99(A).                  Prospectus dated June 30, 2003, incorporated by
                        reference to the Registrant's filing under Rule
                        424(b)(5) dated July 9, 2003.

99 (B).                 Preliminary Prospectus Supplement describing the Index
                        LeAding StockmarkEt Return Securities (Index LASERS(SM))
                        Based Upon the Nikkei 225 Stock Average Due 2008,
                        Subject to Completion, dated May 20, 2004, incorporated by reference to the Registrant's filing under Rule
                        424(b)(2) dated May 21, 2004.

99 (C).                 Form of Note.

99 (D).                 Senior Debt Indenture between Citigroup Global Markets
                        Holdings Inc. and The Bank of New York, dated as of
                        October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated
                        October 27, 1993, as supplemented by a First
                        Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December
                        9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit
                        4(vv) to Post-Effective Amendment No. 1 to Registration
                        Statement No. 333-38931.


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